BOB EVANS REPORTS FISCAL 2016 THIRD-QUARTER RESULTS

▪
Q3 2016 net sales total $346.5 million. GAAP and non-GAAP net income(1) of $0.62 per diluted share, represents an increase of 148 percent and 3 percent, respectively, compared to the prior-year period. GAAP and non-GAAP consolidated operating income increase 135 percent and 2 percent, respectively, compared to the prior-year period

▪	BEF Foods’ Q3 2016 non-GAAP operating income increases 33 percent compared to the prior-year period. Refrigerated side-dish and sausage pounds sold increase 16 and 11 percent, respectively

▪
Bob Evans Restaurants’ Q3 2016 non-GAAP operating income declines 14 percent compared to the prior-year period. Breakfast sales stabilize following product upgrades; continued enhancements underway across all dayparts to drive improved sales trends

▪	Company raises fiscal year 2016 non-GAAP diluted EPS guidance range from $1.85 to $2.00, to $1.90 to $2.00

▪
Company repurchases $51.7 million (1.3 million shares) during Q3 2016 and $14.6 million (0.4 million shares) during Q4 through February 29, 2016, bringing year-to-date fiscal 2016 share repurchases to $171.3 million (3.9 million shares)

▪	Quarterly dividend of $0.34 per share payable on March 14, 2016, to stockholders of record at the close of business on February 29, 2016

NEW ALBANY, Ohio - March 1, 2016 - Bob Evans Farms, Inc. (NASDAQ: BOBE) today announced its financial results for the fiscal 2016 third quarter ended Friday, January 22, 2016. On a GAAP basis, the Company reported net income of $12.9 million, or $0.62 per diluted share, compared with net income of $5.9 million, or $0.25 per diluted share, in the corresponding period last year. On a non-GAAP basis, net income was $12.9 million, or $0.62 per diluted share, compared with net income of $14.3 million, or $0.60 per diluted share, in the corresponding period last year.

Third-quarter fiscal 2016 commentary
President and Chief Executive Officer Saed Mohseni said, “BEF Foods delivered another strong quarter with 33 percent year-over-year non-GAAP operating income growth and continued double-digit pounds-sold growth of both its refrigerated side-dish and sausage product lines. During its transformation over the last several years, BEF Foods’ plant network has been optimized as nine production facilities have been reduced to four. Furthermore, its sales mix has become more profitable and its margin structure has become more stable as our higher-margin, nationally-distributed refrigerated side-dish product line continues to grow faster than our regional sausage business which is subject to more input cost volatility. BEF Foods continues to successfully execute its strategy of replacing lower-margin food service sales with higher-margin branded retail sales. With our refrigerated side dish manufacturing facility operating near peak capacity this past holiday season, I am pleased to report the expansion of our Lima, Ohio, plant is on-schedule and on-budget. We expect to bring the new capacity on-line this summer in preparation to meet holiday demand later this calendar year.

“While BEF Foods’ performance reflects the impact of a successful transformation process, Bob Evans Restaurants is earlier in its turnaround. A third-quarter same-store sales decline of 3.6 percent reflects a 6.5 percent decline in transactions, partially offset by 2.9 percent of pricing and favorable menu mix. We expected sales challenges as we rationalize our pricing and discounting strategies and work to improve the guest experience. However, we are encouraged by the results of our recent efforts to significantly improve the quality of our breakfast offerings, along with implementing new initiatives to elevate the guest experience and redefine the price-value relationship at Bob Evans Restaurants. Earlier this year, a few months after launching our upgraded breakfast menu, Bob Evans Restaurants was named ‘Favorite Breakfast Chain’ by Market Force Information®. We are moving in the right direction and there is much more to come. Breakfast sales have stabilized and we are working to implement similar improvements across all dayparts.

“At the corporate level, we continued to make progress with our real estate monetization initiatives as we closed on a $30 million mortgage of our corporate support center early in the fourth quarter and reached an agreement for a $200 million sale-leaseback of up to 145 restaurant properties that we expect to close by the end of the fiscal year. Additionally, we have realized nearly $12 million of cost savings fiscal year-to-date, as part of our three-year plan to reduce annual corporate and other expenses by $35 million. We expect to achieve total fiscal 2016 savings of $18 million, equating to an annual savings rate of nearly $30 million.”

Third-quarter fiscal 2016 Bob Evans Restaurants segment summary
Bob Evans Restaurants’ net sales were $238.6 million, a decline of $11.8 million, or 4.7 percent, compared to net sales of $250.4 million in the corresponding period last year. Same-store sales declined 3.6 percent in the quarter, with the balance of the net sales decline due to net restaurant closures. Bob Evans opened one new restaurant during the third quarter and has closed 20 restaurants fiscal year-to-date.

Same-Store Sales (SSS) Restaurants	November	December	January	3Q FY ’16
540	-3.2%	-4.3%	-3.4%	-3.6%

Bob Evans Restaurants’ GAAP operating income was $14.5 million, compared to GAAP operating income of $14.2 million in the corresponding period last year.  Bob Evans Restaurants’ non-GAAP operating income was $14.5 million, or 6.1 percent of sales, compared to $16.8 million, or 6.7 percent of sales, in the prior year, a decline of $2.3 million. The decline resulted from an approximately $3.9 million margin impact of lower sales combined with the net impact of a $0.4 million increase in food cost rate; a $2.3 million increase in labor and benefit cost rate driven primarily by an increase in average hourly wage rates, partially offset by a reduction in health insurance costs and direct labor hours; a $0.8 million decline in other operating expenses driven primarily by lower utility costs; a $2.3 million decline in S,G&A costs (excluding property gains) due primarily to a decline in severance and bonus compensation costs; a $1.0 million decline in depreciation expense; and a $0.2 million gain net of impairment on the sale of nonoperating restaurants.

Third-quarter fiscal 2016 BEF Foods segment summary
BEF Foods’ net sales were $107.9 million, an increase of $1.1 million, or 1.0 percent, compared to $106.8 million in the corresponding period last year. Pounds sold increased 8.8 percent while average net selling price per pound declined 7.8 percent compared to the prior year period. The decline in average net selling price reflects an increased sales mix of lower-priced side-dish products relative to sausage, as well as reduced net sausage pricing (through increased trade spending) to remain price-competitive in a lower sow cost environment.  From a net sales perspective, a 16.1 percent increase in side-dish pounds sold and an 11.1 percent increase in sausage pounds sold were partially offset by an $8.2 million increase in trade spending (reduces net sales) and a 10.8 percent decline in foodservice pounds sold.

BEF Foods’ GAAP operating income was $20.6 million, compared to $15.3 million in the year ago period.  BEF Foods’ non-GAAP operating income was $20.6 million, or 19.1 percent of sales, compared to $15.5 million, or 14.5 percent of sales, in the prior year, an improvement of $5.1 million. The improvement resulted from approximately $3.4 million of favorable sales mix, and $2.3 million resulting from decreased S,G&A costs, plant efficiencies, and sales leverage; partially offset by $0.6 million of increased net sow cost ($8.2 million of increased trade spending partially offset by $7.6 million of sow cost favorability).

Third-quarter fiscal 2016 Corporate and Other summary
Corporate and Other’s GAAP operating costs were $17.0 million, compared to $21.8 million in the year ago period. Corporate and Other’s non-GAAP operating costs were $17.0 million, compared to $14.5 million in the prior year, an increase of $2.5 million due to $1.5 million of increased S,G&A costs associated with increased bonus and stock compensation and ERP support costs, partially offset by cost savings; and $1.0 million resulting from increased depreciation and amortization expense related to ERP capital expenditures.

Third-quarter fiscal 2016 net interest expense - The Company’s GAAP net interest expense of $2.4 million was flat compared to the prior-year period. The borrowing rate on the Company’s outstanding debt was 2.18 percent at the end of the quarter, compared to 2.42 percent at the end of the prior-year period.

Third-quarter fiscal 2016 taxes - The Company’s provision for income taxes is based on a current estimate of the annual effective income tax rate adjusted to reflect the impact of discrete items. The Company recognized GAAP and non-GAAP tax expense of 17.6 percent for the quarter, as compared to a GAAP benefit of 12.4 percent and non-GAAP expense of 3.6 percent for the prior-year period. This increase reduced third-quarter diluted non-GAAP earnings per share by approximately $0.11. The increase in the tax rate was driven primarily by the impact of yearly variances in the forecasted annual rate, as well as discrete items booked in the third quarter of fiscal year 2015. The year-to-date non-GAAP tax rate was approximately 25 percent, reflecting the Company’s annual non-GAAP estimated tax rate. Due primarily to recent federal legislation providing a five-year extension to the Work Opportunity Tax Credit (WOTC) program, the year-to-date tax rate was reduced by approximately 230 basis points.

Third-quarter fiscal 2016 balance sheet highlights - The Company’s cash balance and revolver borrowings at the end of the quarter were $7.7 million and $492.9 million, respectively, compared to $3.8 million and $444.4 million, respectively, in the prior year. The Company was in compliance with its debt covenants at the end of the quarter. The increase in borrowings was primarily the result of share repurchases, capital expenditures, and dividend payments; partially offset by operating cash flow and proceeds from the sale of nonoperating restaurant properties. The Company’s leverage ratio as defined in its credit agreement was 3.15 at the end of the quarter, a decrease from 3.69 in the prior-year period. The impact of share repurchases, net of interest cost, increased third-quarter diluted non-GAAP earnings per share by approximately $0.05.

Fiscal year 2016 outlook
Chief Administrative and Chief Financial Officer Mark Hood said, "We are increasing our non-GAAP diluted EPS guidance range from $1.85 to $2.00, to $1.90 to $2.00. This change reflects third quarter performance that exceeded our estimates along with an updated outlook for BEF Foods’ and Bob Evans Restaurants’ operating performance during the fourth quarter. We expect sow costs net of trade spending to be a headwind compared to the fourth quarter of fiscal 2015 and we continue to expect restaurant same-store sales growth will decline by low-single digits.

“As noted previously, our guidance includes the estimated impact of monetization of our corporate support center and select industrial properties, but does not include the impact of a potential restaurant real estate transaction which we believe will close late in the fourth quarter and have only a small impact on fiscal year 2016 results.”

Summary of performance drivers: fiscal 2016 guidance versus fiscal 2015

	1Q (actual)	2Q (actual)	3Q (actual)	4Q	Full Year
sss% 2016 (guidance)	-0.3%	-3.2%	-3.6%	negative low-single digits	-2.5% to -2.0%
sss% 2015 (actual)	-2.0%	-0.1%	3.8%	2.1%	0.9%
sow costs (per hundredweight) 2016 (guidance)	$38.75	$53.31	$41.53	$48	$45
sow costs (per hundredweight) 2015 (actual)	$87.87	$78.82	$67.79	$43.02	$69.41

Guidance Metric	FY ‘16
Consolidated net sales	approximately $1.34 billion
Bob Evans Restaurants same-store sales	-2.5% to -2.0%
Bob Evans Restaurants commodity pricing	approximately flat
BEF Foods net sales	$380 to $390 million
Capital expenditures	$70 to $74 million
ERP implementation (included in S,G&A)	$2.0 to $2.5 million
Depreciation and amortization	$81 to $84 million
Net interest expense	$10 to $11 million
Tax rate	approximately 25%
Diluted weighted-average share count	21.5 million shares
Non-GAAP earnings per diluted share	$1.90 to $2.00
This outlook is subject to a number of factors beyond the Company’s control, including the risk factors discussed in the Company’s fiscal 2015 Annual Report on Form 10‑K and its other subsequent filings with the Securities and Exchange Commission.

Investor Conference Call
The Company will host a conference call to discuss its third-quarter fiscal 2016 results at 10 a.m. (ET) on Wednesday, March 2, 2016. The dial-in number is (855) 468-0551, access code 48270452. A replay will be available at (800) 585-8367, access code 48270452.

A simultaneous webcast will be available at http://investors.bobevans.com/events.cfm. The archived webcast will also be available on the Web site.

(1)Non-GAAP Financial Measures
The Company uses non-GAAP financial measures to monitor and evaluate the ongoing performance of the Company. The Company believes the additional measures are useful to investors for financial analysis. Excluding these items reflects operating results that are more indicative of the Company’s ongoing operating performance and improve comparability to prior periods. However, non-GAAP measures are not in accordance with, nor are they a substitute for, GAAP measures. Reconciliations to the applicable GAAP financial measures are included in the attached schedules.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
Certain statements in this news release that are not historical facts are forward-looking statements. Forward-looking statements involve various important assumptions, risks and uncertainties. Actual results may differ materially from those predicted by the forward-looking statements because of various factors and possible events. We discuss these factors and events, along with certain other risks, uncertainties and assumptions, under the heading “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the fiscal year ended April 24, 2015, and in our other filings with the Securities and Exchange Commission. We note these factors for investors as contemplated by the Private Securities Litigation Reform Act of 1995. Predicting or identifying all such risk factors is impossible. Consequently, investors should not consider any such list to be a complete set of all potential risks and uncertainties. Any strategic transaction with respect to our restaurant real estate remains subject to closing conditions and there can be no assurance of such a closing. Forward-looking statements speak only as of the date on which they are made, and we undertake no obligation to update any forward-looking statement to reflect circumstances or events that occur after the date of the statement to reflect unanticipated events. All subsequent written and oral forward-looking statements attributable to us or any person acting on behalf of the Company are qualified by the cautionary statements in this section.

About Bob Evans Farms, Inc.
Bob Evans Farms, Inc. owns and operates full-service restaurants under the Bob Evans Restaurants brand name. At the end of the third fiscal quarter (January 22, 2016), Bob Evans Restaurants owned and operated 548 family restaurants in 18 states, primarily in the Midwest, mid-Atlantic and Southeast regions of the United States. Bob Evans Farms, Inc., through its BEF Foods segment, is also a leading producer and distributor of refrigerated side dishes, pork sausage and a variety of refrigerated and frozen convenience food items under the Bob Evans and Owens brand names. For more information about Bob Evans Farms, Inc., visit www.bobevans.com.

Contact:
Scott C. Taggart
Vice President, Investor Relations
(614) 492-4954
BOBE-E
Source: Bob Evans Farms, Inc.

Bob Evans Farms, Inc.
Earnings Release Fact Sheet (unaudited)
Third quarter Fiscal 2016, Three months ended January 22, 2016 compared to the corresponding period a year ago:

(in thousands, except per share amounts)			Basic EPS		Diluted EPS
	Three Months Ended		Three Months Ended		Three Months Ended
	January 22, 2016	January 23, 2015	January 22, 2016	January 23, 2015	January 22, 2016	January 23, 2015
Operating Income (Loss) as Reported
Bob Evans Restaurants	$14,453	$14,153
BEF Foods	20,609	15,274
Corporate and Other	(17,002)	(21,754)
Operating Income	18,060	7,673
Net interest expense	2,367	2,406
Income Before Income Taxes	15,693	5,267
Provision (benefit) for income taxes	2,762	(653)
Net Income as reported	12,931	5,920	$0.62	$0.25	$0.62	$0.25

Adjustments
Bob Evans Restaurants
Impairments	—	1,672
Severance/Restructuring	—	781
Activism, Strategic Initiatives and Other	—	168
	—	2,621
BEF Foods
Severance/Restructuring	—	189
	—	189
Corporate and Other
Severance/Restructuring	—	302
Loss on Sale of Assets	—	1,728
Activism, Strategic Initiatives and Other	—	1,386
CEO Separation	—	3,836
	—	7,252
Total adjustments
Impairments	—	1,672
Severance/Restructuring	—	1,272
Loss on Sale of Assets	—	1,728
Activism, Strategic Initiatives and Other	—	1,554
CEO Separation	—	3,836
	—	10,062
Non-GAAP operating income (loss)
Bob Evans Restaurants	14,453	16,774
BEF Foods	20,609	15,463
Corporate and Other	(17,002)	(14,502)
Total non-GAAP operating income	18,060	17,735
Adjustments to net interest expense	—	471
Non-GAAP net interest expense	2,367	2,877
Non-GAAP Income Before Taxes	15,693	14,858
Adjustments to income tax provision (benefit)	—	1,194
Non-GAAP Provision for Income Taxes	2,762	541
Non-GAAP Net Income	$12,931	$14,317	$0.62	$0.61	$0.62	$0.60

Weighted Average Shares Outstanding			20,692	23,515	20,803	23,746

Third quarter Fiscal 2016, Three months ended January 22, 2016 compared to the corresponding period a year ago:

(in thousands)	Three Months Ended
	Consolidated Results				Bob Evans Restaurants
	January 22, 2016	% of Sales	January 23, 2015	% of Sales	January 22, 2016	% of Sales	January 23, 2015	% of Sales
Operating income as reported

Net Sales	$346,505		$357,177		$238,608		$250,389
Cost of sales	118,581	34.2%	124,544	34.9%	66,255	27.8%	69,134	27.6%
Operating wage and fringe benefit expenses	106,607	30.8%	109,116	30.5%	95,792	40.1%	98,317	39.3%
Other operating expenses	53,592	15.5%	54,804	15.3%	40,731	17.1%	41,882	16.7%
Selling, general and administrative expenses	29,005	8.4%	38,965	11.0%	6,938	2.9%	10,589	4.2%
Depreciation and amortization expense	19,856	5.7%	20,403	5.7%	13,635	5.7%	14,642	5.8%
Impairments	804	0.2%	1,672	0.5%	804	0.3%	1,672	0.7%
Total as reported	18,060	5.2%	7,673	2.1%	14,453	6.1%	14,153	5.7%

Adjustments

Net Sales	—		—		—		—
Cost of sales	—		—		—		—
Operating wage and fringe benefit expenses	—		(230)		—		(230)
Other operating expenses	—		(378)		—		(378)
Selling, general and administrative expenses	—		(7,782)		—		(341)
Depreciation and amortization expense	—		—		—		—
Impairments	—		(1,672)		—		(1,672)
Total Adjustments	—		10,062		—		2,621

Non-GAAP operating income

Net Sales	346,505		357,177		238,608		250,389
Cost of sales	118,581	34.2%	124,544	34.9%	66,255	27.8%	69,134	27.6%
Operating wage and fringe benefit expenses	106,607	30.8%	108,886	30.5%	95,792	40.1%	98,087	39.2%
Other operating expenses	53,592	15.5%	54,426	15.2%	40,731	17.1%	41,504	16.6%
Selling, general and administrative expenses	29,005	8.4%	31,183	8.7%	6,938	2.9%	10,248	4.1%
Depreciation and amortization expense	19,856	5.7%	20,403	5.7%	13,635	5.7%	14,642	5.8%
Impairments	804	0.2%	—	—%	804	0.3%	—	—%
Total non-GAAP operating income	$18,060	5.2%	$17,735	5.0%	$14,453	6.1%	$16,774	6.7%

(in thousands)	Three Months Ended
	BEF Foods				Corporate and Other
	January 22, 2016	% of Sales	January 23, 2015	% of Sales	January 22, 2016	January 23, 2015
Operating income (loss) as reported

Net Sales	$107,897		$106,788		$—	$—
Cost of sales	52,326	48.5%	55,410	51.9%	—	—
Operating wage and fringe benefit expenses	10,815	10.0%	10,799	10.1%	—	—
Other operating expenses	12,861	11.9%	12,922	12.1%	—	—
Selling, general and administrative expenses	7,473	7.0%	8,021	7.5%	14,595	20,355
Depreciation and amortization expense	3,813	3.5%	4,362	4.1%	2,407	1,399
Impairments	—	—%	—	—%	—	—
Total as Reported	20,609	19.1%	15,274	14.3%	(17,002)	(21,754)

Adjustments

Net Sales	—		—		—	—
Cost of sales	—		—		—	—
Operating wage and fringe benefit expenses	—		—		—	—
Other operating expenses	—		—		—	—
Selling, general and administrative expenses	—		(189)		—	(7,252)
Depreciation and amortization expense	—		—		—	—
Impairments	—		—		—	—
Total adjustments	—		189		—	7,252

Non-GAAP operating income (loss)

Net Sales	107,897		106,788		—	—
Cost of sales	52,326	48.5%	55,410	51.9%	—	—
Operating wage and fringe benefit expenses	10,815	10.0%	10,799	10.1%	—	—
Other operating expenses	12,861	11.9%	12,922	12.1%	—	—
Selling, general and administrative expenses	7,473	7.0%	7,832	7.3%	14,595	13,103
Depreciation and amortization expense	3,813	3.5%	4,362	4.1%	2,407	1,399
Impairments	—	—%	—	—%	—	—
Total non-GAAP operating income (loss)	$20,609	19.1%	$15,463	14.5%	$(17,002)	$(14,502)

Bob Evans Farms, Inc.
Earnings Release Fact Sheet (unaudited)
Third quarter Fiscal 2016, Nine months ended January 22, 2016, compared to the corresponding period a year ago:

(in thousands, except per share amounts)			Basic EPS		Diluted EPS
	Nine Months Ended		Nine Months Ended		Nine Months Ended
	January 22, 2016	January 23, 2015	January 22, 2016	January 23, 2015	January 22, 2016	January 23, 2015
Operating Income (Loss) as Reported
Bob Evans Restaurants	$37,585	$49,709
BEF Foods	50,443	24,675
Corporate and Other	(50,272)	(57,635)
Operating Income	37,756	16,749
Net interest expense	7,856	6,225
Income Before Income Taxes	29,900	10,524
Provision (benefit) for income taxes	6,258	(419)
Net Income as reported	23,642	10,943	$1.08	$0.47	$1.08	$0.46

Adjustments
Bob Evans Restaurants
Impairments	—	3,249
Severance/Restructuring	318	872
Activism, Strategic Initiatives and Other	—	469
Litigation Reserves	10,500	—
	10,818	4,590
BEF Foods
Severance/Restructuring	—	855
Loss on Sale of Assets	3,606	—
Activism, Strategic Initiatives and Other	—	17
	3,606	872
Corporate and Other
Severance/Restructuring	—	494
Loss on Sale of Assets	—	1,846
Activism, Strategic Initiatives and Other	—	7,333
CEO Separation	—	3,836
	—	13,509
Total adjustments
Impairments	—	3,249
Severance/Restructuring	318	2,221
Loss on Sale of Assets	3,606	1,846
Activism, Strategic Initiatives and Other	—	7,819
CEO Separation	—	3,836
Litigation Reserves	10,500	—
	14,424	18,971
Non-GAAP operating income (loss)
Bob Evans Restaurants	48,403	54,299
BEF Foods	54,049	25,547
Corporate and Other	(50,272)	(44,126)
Total non-GAAP operating income	52,180	35,720
Adjustments to net interest expense	(480)	1,374
Non-GAAP net interest expense	7,376	7,599
Non-GAAP Income Before Taxes	44,804	28,121
Adjustments to income tax provision (benefit)	4,712	3,288
Non-GAAP Provision for Income Taxes	10,970	2,869
Non-GAAP Net Income	$33,834	$25,252	$1.55	$1.08	$1.54	$1.06

Weighted Average Shares Outstanding			21,845	23,487	21,989	23,717

Third quarter Fiscal 2016, Nine months ended January 22, 2016, compared to the corresponding period a year ago:

(in thousands)	Nine Months Ended
	Consolidated Results				Bob Evans Restaurants
	January 22, 2016	% of Sales	January 23, 2015	% of Sales	January 22, 2016	% of Sales	January 23, 2015	% of Sales
Operating income as reported

Net Sales	$993,239		$1,016,796		$708,018		$731,691
Cost of sales	317,611	32.0%	354,723	34.9%	189,447	26.8%	196,509	26.9%
Operating wage and fringe benefit expenses	315,894	31.8%	319,158	31.4%	284,714	40.2%	287,991	39.4%
Other operating expenses	161,407	16.3%	162,713	16.0%	123,732	17.5%	126,677	17.3%
Selling, general and administrative expenses	99,366	9.9%	100,353	9.9%	30,806	4.3%	25,015	3.4%
Depreciation and amortization expense	60,116	6.1%	59,851	5.9%	40,645	5.7%	42,541	5.8%
Impairments	1,089	0.1%	3,249	0.3%	1,089	0.2%	3,249	0.4%
Total as reported	$37,756	3.8%	$16,749	1.6%	$37,585	5.3%	$49,709	6.8%

Adjustments

Net Sales	$—		—		$—		$—
Cost of sales	—		—		—		—
Operating wage and fringe benefit expenses	—		(259)		—		(259)
Other operating expenses	—		(642)		—		(642)
Selling, general and administrative expenses	(14,424)		(14,821)		(10,818)		(440)
Depreciation and amortization expense	—		—		—		—
Impairments	—		(3,249)		—		(3,249)
Total Adjustments	$14,424		$18,971		$10,818		$4,590

Non-GAAP operating income

Net Sales	$993,239		$1,016,796		$708,018		$731,691
Cost of sales	317,611	32.0%	354,723	34.9%	189,447	26.8%	196,509	26.9%
Operating wage and fringe benefit expenses	315,894	31.8%	318,899	31.4%	284,714	40.2%	287,732	39.3%
Other operating expenses	161,407	16.3%	162,071	15.9%	123,732	17.5%	126,035	17.2%
Selling, general and administrative expenses	84,942	8.4%	85,532	8.4%	19,988	2.8%	24,575	3.4%
Depreciation and amortization expense	60,116	6.1%	59,851	5.9%	40,645	5.7%	42,541	5.8%
Impairments	1,089	0.1%	—	—%	1,089	0.2%	—	—%
Total non-GAAP operating income	$52,180	5.3%	$35,720	3.5%	$48,403	6.8%	$54,299	7.4%

(in thousands)	Nine Months Ended
	BEF Foods				Corporate and Other
	January 22, 2016	% of Sales	January 23, 2015	% of Sales	January 22, 2016	January 23, 2015
Operating income (loss) as reported

Net Sales	$285,221		$285,105		$—	$—
Cost of sales	128,164	44.9%	158,214	55.5%	—	—
Operating wage and fringe benefit expenses	31,180	10.9%	31,167	10.9%	—	—
Other operating expenses	37,675	13.2%	36,036	12.6%	—	—
Selling, general and administrative expenses	25,353	9.0%	22,053	7.8%	43,208	53,285
Depreciation and amortization expense	12,406	4.3%	12,960	4.5%	7,064	4,350
Impairments	—	—%	—	—%	—	—
Total as Reported	$50,443	17.7%	$24,675	8.7%	$(50,272)	$(57,635)

Adjustments

Net Sales	$—		$—		$—	$—
Cost of sales	—		—		—	—
Operating wage and fringe benefit expenses	—		—		—	—
Other operating expenses	—		—		—	—
Selling, general and administrative expenses	(3,606)		(872)		—	(13,509)
Depreciation and amortization expense	—		—		—	—
Impairments	—		—		—	—
Total adjustments	$3,606		$872		$—	$13,509

Non-GAAP operating income (loss)

Net Sales	$285,221		$285,105		$—	$—
Cost of sales	128,164	44.9%	158,214	55.5%	—	—
Operating wage and fringe benefit expenses	31,180	10.9%	31,167	10.9%	—	—
Other operating expenses	37,675	13.2%	36,036	12.6%	—	—
Selling, general and administrative expenses	21,747	7.8%	21,181	7.5%	43,208	39,776
Depreciation and amortization expense	12,406	4.3%	12,960	4.5%	7,064	4,350
Impairments	—	—%	—	—%	—	—
Total non-GAAP operating income (loss)	$54,049	18.9%	$25,547	9.0%	$(50,272)	$(44,126)

Consolidated Statements of Net Income

(in thousands, except per share amounts)	Three Months Ended				Nine Months Ended
	January 22, 2016	% of Sales	January 23, 2015	% of Sales	January 22, 2016	% of Sales	January 23, 2015	% of Sales
Net Sales	$346,505		$357,177		$993,239		$1,016,796
Cost of sales	118,581	34.2%	124,544	34.9%	317,611	32.0%	354,723	34.9%
Operating wage and fringe benefit expenses	106,607	30.8%	109,116	30.5%	315,894	31.8%	319,158	31.4%
Other operating expenses	53,592	15.5%	54,804	15.3%	161,407	16.3%	162,713	16.0%
Selling, general and administrative expenses	29,005	8.4%	38,965	11.0%	99,366	9.9%	100,353	9.9%
Depreciation and amortization expense	19,856	5.7%	20,403	5.7%	60,116	6.1%	59,851	5.9%
Impairments	804	0.2%	1,672	0.5%	1,089	0.1%	3,249	0.3%
Operating Income	18,060	5.2%	7,673	2.1%	37,756	3.8%	16,749	1.6%
Net interest expense	2,367	0.7%	2,406	0.7%	7,856	0.8%	6,225	0.6%
Income Before Income Taxes	15,693	4.5%	5,267	1.5%	29,900	3.0%	10,524	1.0%
Provision (Benefit) for income taxes	2,762	0.8%	(653)	(0.2)%	6,258	0.6%	(419)	—%
Net Income	$12,931	3.7%	$5,920	1.7%	$23,642	2.4%	$10,943	1.1%
Earnings Per Share — Net Income
Basic	$0.62		$0.25		$1.08		$0.47
Diluted	$0.62		$0.25		$1.08		$0.46

Cash Dividends Paid Per Share	$0.34		$0.31		$0.96		$0.93

Weighted Average Shares Outstanding
Basic	20,692		23,515		21,845		23,487
Dilutive shares	111		231		144		230
Diluted	20,803		23,746		21,989		23,717

Shares outstanding at quarter end	20,126		23,402

Consolidated Balance Sheets

(in thousands, except par values)	January 22, 2016	April 24, 2015
Assets
Current Assets
Cash and equivalents	$7,680	$6,358
Accounts receivable, net	28,827	26,100
Inventories	23,275	24,620
Deferred income taxes	16,974	16,117
Federal and state income taxes receivable	4,530	23,722
Prepaid expenses and other current assets	8,235	5,035
Current assets held for sale	12,221	22,243
Total Current Assets	101,742	124,195
Property, Plant and Equipment	1,564,698	1,585,882
Less accumulated depreciation	799,768	756,015
Net Property, Plant and Equipment	764,930	829,867
Other Assets
Deposits and other	5,093	3,756
Notes receivable	20,420	18,544
Rabbi trust assets	20,534	32,302
Goodwill and other intangible assets	19,868	19,986
Non-current deferred tax assets	2,326	2,326
Long-term assets held for sale	—	1,611
Total Other Assets	68,241	78,525
Total Assets	$934,913	$1,032,587
Liabilities and Stockholders’ Equity
Current Liabilities
Current portion of long-term debt	$417	$409
Accounts payable	28,238	30,019
Accrued property, plant and equipment purchases	3,283	4,820
Accrued non-income taxes	17,832	14,951
Accrued wages and related liabilities	22,851	34,529
Self-insurance reserves	21,644	18,900
Deferred gift card revenue	18,659	13,714
Current reserve for uncertain tax provision	1,481	1,594
Other accrued expenses	43,059	34,156
Total Current Liabilities	157,464	153,092
Long-Term Liabilities
Deferred compensation	17,607	22,481
Reserve for uncertain tax positions	2,807	2,767
Deferred income taxes	18,546	17,825
Deferred rent and other	8,309	5,755
Credit facility borrowings and other long-term debt	495,626	450,676
Total Long-Term Liabilities	542,895	499,504
Stockholders’ Equity
Common stock, $.01 par value; authorized 100,000 shares; issued 42,638 shares at January 22, 2016, and April 24, 2015	426	426
Capital in excess of par value	241,156	235,958
Retained earnings	838,564	836,362
Treasury stock, 22,512 shares at January 22, 2016, and 19,231 shares at April 24, 2015, at cost	(845,592)	(692,755)
Total Stockholders’ Equity	234,554	379,991
Total Liabilities and Stockholders' Equity	$934,913	$1,032,587

Consolidated Statements of Cash Flows

	Nine Months Ended
	January 22, 2016	January 23, 2015
Operating activities:
Net income	$23,642	$10,943
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	60,116	59,851
Impairments	1,089	3,249
Loss on disposal of fixed assets	820	1,624
Loss (Gain) on rabbi trust assets	1,768	(204)
(Gain) Loss Deferred compensation	(1,146)	1,953
Share based compensation	4,656	2,158
Accretion on long-term note receivable	(1,539)	(1,374)
Deferred income taxes	(136)	(4,596)
Amortization of deferred financing costs	1,762	749
Cash provided by (used for) assets and liabilities:
Accounts receivable	(2,727)	2,585
Inventories	1,345	(166)
Prepaid expenses and other current assets	1,555	(267)
Accounts payable	(1,781)	505
Federal and state income taxes	19,119	4,279
Accrued wages and related liabilities	(6,633)	3,583
Self-insurance	2,744	1,125
Accrued non-income taxes	2,881	(3,320)
Deferred gift card revenue	4,945	5,250
Other assets and liabilities	5,001	(6,927)
Net cash provided by operating activities	117,481	81,000
Investing activities:
Purchase of property, plant and equipment	(48,663)	(58,921)
Proceeds from sale of property, plant and equipment	64,065	9,696
Liquidation of rabbi trust assets	5,245	—
Deposits and other	(582)	(246)
Net cash provided by (used in) investing activities	20,065	(49,471)
Financing activities:
Cash dividends paid	(21,132)	(21,711)
Gross proceeds from credit facility borrowings and other long-term debt	506,626	316,253
Gross repayments of credit facility borrowings and other long-term debt	(461,668)	(327,995)
Payments of debt issuance costs	(2,517)	(1,279)
Purchase of treasury stock	(156,654)	—
Proceeds from share-based compensation	214	478
Cash paid for taxes on share-based compensation	(1,177)	(1,790)
Excess tax benefits from share-based compensation	84	513
Net cash used in financing activities	(136,224)	(35,531)
Net decrease in cash and equivalents	1,322	(4,002)
Cash and equivalents at the beginning of the period	6,358	7,826
Cash and equivalents at the end of the period	$7,680	$3,824

Summary of Operating Efficiency Savings Fiscal 2016 year to date (dollars in millions)

	Consolidated	Bob Evans Restaurants	BEF Foods	Corporate and Other
S,G&A
Wage-Related	$7.4	$3.1	$0.7	$3.6
Non Wage-Related	1.3	0.7	—	0.6
Total S,G&A	8.7	3.8	0.7	4.2

Non-S,G&A
Wage-Related	0.3	—	0.3	—
Non Wage-Related	2.7	—	2.7	—
Total Non-S,G&A	3.0	—	3.0	—

Year to date total	$11.7	$3.8	$3.7	$4.2

Bob Evans Restaurants openings and closings, by quarter

Fiscal Year	Beginning Total	Q1	Q2	Q3	Q4*	Full Year*	Closings	Ending Total*
2016	567	—	—	1	—	1	20	548
2015	561	1	—	2	4	7	1	567
2014	560	1	1	1	1	4	3	561
2013	565	2	—	—	—	2	7	560
2012	563	—	2	—	2	4	2	565
*Includes estimate for remaining quarters in fiscal 2016

Bob Evans Same-Store Sales Day Part Performance

Third-quarter Fiscal 2016 SSS% Day Part Performance - Total Chain
Day Part	On-Premises	Off-Premises	Total
Breakfast	(0.8)%	6.5%	0.1%
Lunch	(4.5)%	(2.3)%	(4.1)%
Dinner	(8.2)%	(2.2)%	(6.8)%
Total	(4.3)%	(0.3)%	(3.6)%

Bob Evans Restaurants same-store sales analysis (18-month core; 540 restaurants)

	Fiscal 2016			Fiscal 2015*			Fiscal 2014*
	Total	Pricing / Mix	Transactions	Total	Pricing / Mix	Transactions	Total	Pricing / Mix	Transactions
May	(0.3)%	3.9%	(4.2)%	(1.9)%	1.3%	(3.1)%	(0.5)%	2.8%	(3.4)%
June	(0.9)%	4.4%	(5.3)%	(1.2)%	1.2%	(2.4)%	(0.4)%	2.8%	(3.1)%
July	0.3%	5.8%	(5.5)%	(2.7)%	0.9%	(3.6)%	(1.2)%	2.2%	(3.3)%
Q1	(0.3)%	4.8%	(5.0)%	(2.0)%	1.1%	(3.2)%	(0.7)%	2.6%	(3.2)%

August	(1.3)%	3.3%	(4.6)%	(2.4)%	2.0%	(4.4)%	(0.8)%	3.0%	(3.7)%
September	(3.8)%	2.9%	(6.6)%	1.7%	2.6%	(0.9)%	(2.2)%	2.6%	(4.8)%
October	(4.4)%	1.5%	(5.8)%	0.4%	2.5%	(2.1)%	(2.6)%	1.6%	(4.3)%
Q2	(3.2)%	2.5%	(5.7)%	(0.1)%	2.4%	(2.4)%	(1.9)%	2.3%	(4.2)%

November	(3.2)%	2.5%	(5.6)%	2.9%	2.8%	—%	1.7%	2.8%	(1.1)%
December	(4.3)%	3.4%	(7.7)%	3.9%	1.3%	2.6%	(3.5)%	2.8%	(6.3)%
January	(3.4)%	3.1%	(6.5)%	5.2%	2.3%	2.9%	(4.7)%	4.2%	(8.8)%
Q3	(3.6)%	2.9%	(6.5)%	3.8%	2.2%	1.6%	(1.7)%	3.3%	(5.0)%

February				2.4%	3.1%	(0.6)%	(6.7)%	3.0%	(9.8)%
March				0.9%	2.9%	(2.0)%	(4.1)%	2.1%	(6.3)%
April				2.3%	4.0%	(1.7)%	(2.6)%	1.8%	(4.4)%
Q4				2.1%	3.4%	(1.3)%	(4.3)%	2.3%	(6.6)%

Fiscal Year	(2.4)%	3.4%	(5.7)%	0.9%	2.3%	(1.4)%	(2.1)%	2.6%	(4.7)%
* Prior year data presentation reflects Company's current same store sales methodology.

Bob Evans Restaurants key restaurant sales data

Bob Evans Restaurants
Average annual store sales ($) - FY15	$1,730,000

Q3 FY2016 day part mix (%):
Breakfast	32%
Lunch	38%
Dinner	30%

Q3 FY2016 dine-in check average per guest ($):
Breakfast	$9.31
Lunch	$9.73
Dinner	$9.65

Q3 FY2016 dine-in check average per guest ($):	$9.56
Q3 FY2016 dine-in check average per ticket ($):	$18.62
Q3 FY2016 carry-out check average per ticket ($):	$15.78

BEF Foods historical sow cost review (average cost per hundredweight)
Fiscal Year	Q1	Q2	Q3	Q4	Average
2016	$38.75	$53.31	$41.53		$44.84
2015	$87.87	$78.82	$67.79	$43.02	$69.41
2014	$63.24	$77.33	$72.36	$78.47	$73.23
2013	$54.19	$43.22	$58.73	$59.07	$53.87
2012	$57.06	$67.82	$60.56	$60.41	$61.58

BEF Foods total pounds sold review (inclusive of pounds sold to Bob Evans Restaurants)
Fiscal Year	Q1	Q2	Q3	Q4	Average
2016	0.4%	5.7%	9.4%		5.5%
2015	(6.1)%	(4.5)%	5.5%	0.9%	(0.9)%
2014	13.0%	0.2%	(11.1)%	(6.9)%	(2.4)%
2013	7.2%	16.1%	13.1%	21.4%	14.6%
2012	(2.7)%	3.1%	0.9%	(1.3)%	0.1%

BEF Foods total pounds sold, by category
Fiscal 2016
Category	Q1	Q2	Q3	Q4
Sides	49.6%	50.7%	50.9%
Sausage	22.0%	22.3%	26.6%
Food Service - External	14.1%	12.5%	10.4%
Food Service - Intersegment	6.2%	6.6%	6.0%
Frozen	4.6%	4.5%	3.1%
Other	3.5%	3.4%	3.0%

Fiscal 2015
Category	Q1	Q2	Q3	Q4
Sides	42.5%	46.9%	48.0%	49.8%
Sausage	19.3%	20.5%	26.2%	23.7%
Food Service - External	24.0%	18.0%	12.8%	11.8%
Food Service - Intersegment	6.0%	6.0%	5.5%	5.8%
Frozen	4.6%	5.0%	4.1%	4.8%
Other	3.6%	3.6%	3.4%	4.1%

BEF Foods net sales review (dollars in thousands)

	Q3 FY16	Q3 FY15
Gross sales	$134,555	$125,327
Less: promotions	25,448	17,047
Less: discounts	698	775
Less: returns and slotting	512	717
Net sales	$107,897	$106,788

	YTD 2016	YTD 2015
Gross sales	$342,287	$324,805
Less: promotions	52,373	35,039
Less: discounts	2,531	2,677
Less: returns and slotting	2,162	1,984
Net sales	$285,221	$285,105